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                                                                    Exhibit 4(c)
                                                                  CONFORMED COPY

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                           J.C. PENNEY COMPANY, INC.


                                      AND


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                    Trustee



                                _______________


                         SECOND SUPPLEMENTAL INDENTURE

                            Dated as of May 1, 1984

                                       TO

                                   INDENTURE

                          Dated as of October 1, 1982


                                _______________





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         SECOND SUPPLEMENTAL INDENTURE dated as of May 1, 1984, between J. C.
PENNEY COMPANY, INC., a Delaware corporation (hereinafter called the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a corporation organized and existing as a national banking association under the laws of the United States of America, Trustee (hereinafter called the "Trustee").

         The Company and the Trustee have heretofore executed an Indenture dated as of October 1, 1982 (hereinafter called the "Original Indenture"), providing for the issuance of Securities of the Company in series.

         Section 10.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of any one or more series of Securities not previously issued. The Company desires to provide for certain terms which may be made applicable to any series of Securities hereafter issued.

         All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         That in order to provide for certain term which may be made applicable to any series of Securities hereafter issued and in consideration of the premises, the Company covenants and agrees with the Trustee as follows:

         SECTION  1.      DEFINITIONS.

         For all purposes of this Supplemental Indenture:

         "SECURITY" or "SECURITIES" means any Security or Securities, as defined in the Original Indenture, of a series to which the terms of this Supplemental Indenture have been made applicable by or pursuant to the Board Resolution approving the terms of such series.

         "U.S. GOVERNMENT OBLIGATIONS" means securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, provided that the payment of such obligations is unconditionally guaranteed as a full faith and credit obligation by the United States of America. The term "U.S. GOVERNMENT OBLIGATIONS" shall also include depositary receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of




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future payments of interest or principal, or both, on U.S. Government
Obligations, as defined above, held by such custodian, provided that except as
                                                       --------
required by law, no deduction may be made by the custodian from the amount payable to the holders of any such depositary receipt from the amount received by the custodian in respect of any such payment of interest or principal.

         SECTION  2.      SATISFACTION AND DISCHARGE PRIOR TO MATURITY.

         The Company, at any time or from time to time, may satisfy and fully discharge its obligations with respect to any payment of principal (and premium, if any) or interest that will become due on any Securities by depositing with the Trustee money or U.S. Government Obligations which are not callable or redeemable at the issuer's option and which shall be payable as to principal or interest, as the case may be, or a combination of money and such U.S. Government Obligations, in such total amount as will effectively provide no later than one day prior to the due date of such payment no less than the dollar amount which the Company, in the absence of this provision, would have been required, in respect of such payment, to segregate and hold in trust or deposit with a Paying Agent; provided, however, that, at the time of deposit of
                             --------  -------
such money or U.S. Government Obligations or a combination thereof, as the case may be, the Company shall advise the Trustee in writing of the payment or payments to which such deposit (including any money to be received by the Trustee as principal or interest in respect of such U.S. Government Obligations) is to be applied; and provided, further, that (1) any such deposit
                                   --------  -------
shall not affect the rights of the Holder of any Security to receive payments due on such Security at the times provided therein and in the Indenture and (2) any such satisfaction and discharge by the Company of its obligations shall not reduce, terminate or otherwise affect obligations of the Trustee as set forth in the Indenture. If in the case of the deposit of money the amount deposited is, or in the case of the deposit of U.S. Government Obligations the principal of such deposited U.S. Government Obligations is, or the principal and interest, when due, in respect of such U.S. Government Obligations are anticipated to be, or in the case of a combined deposit the amount of money deposited plus the anticipated principal and interest, when due, in respect of deposited U.S. Government Obligations are, sufficient to make all payments of
(1) interest on the Securities prior to their Maturity and (2) principal of (and premium, if any) and interest on the Securities when due at their Maturity, all the obligations of the Company under the Securities and Indenture as it relates to the Securities shall be discharged and terminated, subject to the conditions set forth in the immediately proceding sentence, simultaneously with the making of such deposit except for the Company's obligations with respect to the Securities under Sections 2.07, 2.08, 5.02, and 5.03, of the Indenture, and the Trustee, upon Company Request shall acknowledge in writing such discharge and satisfaction of the Company's





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obligations under the Securities Indenture as it relates to the Securities.

         SECTION 3. HOLDING AND DISPOSITION OF DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS.

         The Trustee shall, subject to the provisions of the Indenture, hold in trust any money and U.S. Government Obligations deposited with the Trustee pursuant to Section 2 of this Supplemental Indenture, and any money received by the Trustee as payment of principal or interest in respect of such U.S. Government Obligations, and shall apply all such money, in accordance with the provisions of the Securities and the Indenture, to the payment, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such deposit (including any money to be received by the Trustee as principal or interest in respect of such U.S. Government Obligations) was made with the Trustee; provided, however, that, if the Trustee shall at any time
                  --------  -------
hold in trust pursuant to this Section, as a result of a deposit made pursuant to Section 2 of this Supplemental Indenture, any money in excess of the amount required to make the payments to which such deposit (including any money to be received by the Trustee as principal or interest in respect of any U.S. Government Obligations included within such deposit) was to be applied, the Trustee shall, upon Company Request, pay to the Company such excess money.

         SECTION  4.      GENERAL.

         This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof.

         All terms used in this Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture except as otherwise provided in this Supplemental Indenture.

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

         All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.





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         This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

         This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        J. C. PENNEY COMPANY, INC.
( SEAL )

                                        By /s/ PAULL F. HUBBARD
                                            Vice President


Attest:


/s/ A. W. DRIVER
 Secretary


                                        BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION


( SEAL )
                                        By /s/ L. OJEDA
                                            Assistant Vice President

Attest:

/s/ VICKI HERRICK
 Assistant Secretary





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STATE OF NEW YORK         )
                          )        ss.:
COUNTY OF NEW YORK        )


         On this 31st day of May, 1984, before me personally came Paull F. Hubbard, to me known, who, being by me duly sworn, did depose and say that he resides at 75 Rumson Avenue, Rumson, New Jersey; that he is a Vice President of
J. C. Penney Company, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




( Notarial Seal )                              /s/ Juliene Amorosa
                                                   Notary Public
                                                  Juliene Amorosa
                                        Notary Public, State of New York
                                                  No. 41-4663738
                                            Qualified in Queens County
                                           Certified in New York County
                                        Commission Expires March 30, 1986


STATE OF CALIFORNIA       )
                          )    ss.:
COUNTY OF LOS ANGELES     )

         On this 8th day of June, 1984, before me personally came L. Ojeda, to me known, who, being by me duly sworn, did depose and say that he resides at 16335 E. Balassi Road Hacienda Heights, California; that she is an Assistant Vice President of Bank of America National Trust and Savings Association, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



( Notarial Seal )                              /s/ Annette Soderholm
                                                   Notary Public
                                                 Annette Soderholm
                                             Notary Public-California
                                                Los Angeles County
                                        Commission Expires June 17, 1986





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